Exhibit 3.1

CERTIFICATE OF FORMATION

OF

FESTIVAL FUN PARKS, LLC

1.             The name of the limited liability company is Festival Fun Parks, LLC.

2.             The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Festival Fun Parks, LLC this 10th day of June, 1998.

FESTIVAL FUN PARKS, LLC

By:	/s/Thomas J. Sikorski
Name:	Thomas J. Sikorski
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

FESTIVAL FUN PARKS, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

1.             The name of the limited liability company is Festival Fun Parks, LLC (the “LLC”).

2.             The Certificate of Formation of the LLC is hereby amended to change the address of its registered office and the name and address of the registered agent.

3.             Accordingly, Article 2. of the Certificate of Formation shall, as amended, read as follows:

“2.           The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.”

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 31st day of July 2002.

FESTIVAL FUN PARKS, LLC

By:	/s/Gary Fitzpatrick
Name:	Gary Fitzpatrick
Title:	Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.             Name of Limited Liability Company:  FESTIVAL FUN PARKS, LLC.

2.             The Certificate of Formation of the limited liability company is hereby amended as follows:  Strike out the statement relating to the limited liability company/s registered office and registered agent and the substitute in lieu thereof the following statement:  “The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 4400, Wilmington, DE 19808.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 24th day of May, A.D. 2005.

By:	/s/James Prager
Authorized Person

Name:	James Prager
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